Exhibit 10.129.1

BY AND BETWEEN THE UNDERSIGNED:

•
BNP PARIBAS, a Corporation with capital of €1,849,296,660, with headquarters in PARIS (75009), 16th, on Boulevard des Italiens, registered under No. 662 042 449 - RCS Paris - with CE FR identifier No. 76662042449, represented by their agents:

(Handwritten) Didier Sauvage Dominique AUGUSCIK

empowered to that effect, and hereinafter to be referred to within the body of this instrument under the generic term “the Bank” or “BNP PARIBAS”.

OF THE FIRST PART,

•	INTER PARFUMS Company,

•
a Corporation with capital of €32,239,086.00, with headquarters in PARIS (75008), 4 Rond-point des Champs Elysées, registered under No. 350 219 382 - RCS Paris, represented by Mr. Philippe BENACIN, in his capacity as President of the Board of Directors and General Director and who hereinafter shall be referred to within the body of this instrument under the generic term “the Borrower” unless he is expressly referred to by his name.

OF THE SECOND PART,

WHICH ORDER AND AGREE UPON THE FOLLOWING:

Upon the request of the Borrower, the Bank authorizes to him a professional Loan in the amount of €18,000,000.00 (eighteen million euros), which shall hereinafter be referred to as the “Loan” subject to the following SPECIFIC and GENERAL CONDITIONS.

I - SPECIFIC CONDITIONS:

I - A/ CHARACTERISTICS OF THE LOAN

ARTICLE 1 - AMOUNT AND DURATION OF THE LOAN

Amount of the Loan: €18,000,000 (Eighteen Million Euros).

Term of the Loan: 60 months from the date the funds are released (outside the period of use: from the date these presents are signed on January 10, 2007).

ARTICLE 2 - PURPOSE OF THE LOAN

To finance the acquisition of the VAN CLEEF & ARPELS license in accordance with the indications and justifications previous communicated to the Bank.

Exhibit 10.129.1

ARTICLE 3 - METHODS OF IMPLEMENTATION OF THE LOAN

Subject to the provisions of the Article “Conditions for Utilization of the Loan” hereinafter, the Bank will carry the Loan according to Borrower’s written instructions, and upon receipt, through a debit transfer of a special account opened on the books of the bank on behalf of: VAN CLEEF & ARPELS

Proof of the implementation of the Loan and of its repayment will result from documentation created by the Bank.

The aforementioned provisions, as well as those hereafter envisaged under the Article, “Conditions for Utilization of the Loan”, constitute the sole obligation of the Borrower, which may be derogated, if the Bank agrees, and without taking on any responsibility towards any one, and in particular towards any guarantor who shall not be able to invoke a defense in order to withdraw from his obligation.

ARTICLE 4 - CONDITIONS FOR USE OF THE LOAN

The Borrower may not request to make use of the Loan:

•  Until after formalization of this instrument by all the signatory parties;

•  Until the following, (having been requested by the Bank) has been given to the Bank; certificate signed by a company representative specifying the principal characteristics of the acquisition (date of acquisition, date of payment, recipient…). For this reason, the Borrower shall state to have delivered the aforementioned certificate before the signing of these presents.

ARTICLE 5 - FILING FEES

€5,000.00 (before tax), shall be due and payable (including all taxes) on the date these presents are signed, upon opening the account in the name of the Borrower on the books of the Bank.

I - B/ FINANCIAL CONDITIONS

ARTICLE 6 - INTEREST

Fixed Rate: 4.10% per annum.

ARTICLE 7 - REPAYMENT

The Loan shall be payable in 20 equal quarterly installments of €1,004,772.46, including in each one a portion of the amortization as well as the interest calculated at the fixed rate indicated above, on the remaining amount due after each expiration date and deducted in accordance with the method in which years are considered to have 360 days and one month 30 days.

The first payment will occur on a quarter, arrived at by counting the days from the date the Loan funds are released, which will dictate the date of the other payments. An amortization table as well as a bill payment book will be sent by the Bank to the Borrower, indicated above on the remaining amount due after each expiration date and deducted in accordance to the method in which years are considered to have 360 days and one month 30 days.

Exhibit 10.129.1

The first payment will occur on a quarter, arrived at by counting the days from the date the Loan funds are released, which will dictate the date of the other payments. An amortization table as well as a bill payment book will be sent by the Bank to the Borrower.

ARTICLE 8 - TOTAL EFFECTIVE RATE (TEC)

To satisfy the provisions of L-313.1 articles and those following of the Consumer Code, a single use for the Loan on the date of these presents must be indicated, as well as the Total Effective Rate of the Loan calculated according to the proportional method starting from a quarterly proportional rate of 1.073 percent and rising at the date of these presents to 4.30 percent per year.

ARTICLE 9: MOBILIZATION

The Bank reserves the right to mobilize its credit resulting from the Loan under the conditions set forth in articles L.313-36 to L.313-41 of the Monetary and Financial Code (in the past, articles 25 and those following of decree No. 67-838 dated September 28, 1967).

ARTICLE 10 - METHODS AND PLACE OF PAYMENT

On the expiration date on which any amount becomes payable to the holder of the Contract, the Bank will deduct from the accounts open at that time on its books in the name of the Borrower, the amount necessary to make the payment of the payable amounts. This Loan is excluded from any current account agreement. All payments to be made under the terms of these presents will take place at the HAUSSMANN ENTREPRISES ELYSEES BUSINESS CENTER of the Bank, at the Paris 8th district address, 73 Boulevard Haussmann.

II - GENERAL CONDITIONS

ARTICLE 11 - DECLARATIONS OF THE BORROWER

On the date of these presents, the Borrower declares and guarantees:

•
That it is a de jure corporation (a corporation which has been regularly created in compliance with all legal requirements), that its authority is empowered to conclude this contract and fulfill all the obligations resulting thereof and applying to the corporation, and in particular that its signature, and if applicable, the signature of guarantee instruments, were duly authorized on the requisite legal and/or statutory forms;

•
That obligations arising from these presents, and if necessary from related collateral deposits, shall in no way conflict with any other obligation, any other contractual provision, regulation or any other thing which may be applicable to it or which might be binding:

Exhibit 10.129.1

•
That the financial documents given to the Bank for the requirements of these presents are correct; that they were established according to the generally accepted accounting procedures used in France and that they reflect a faithful representation of its assets, of its liabilities and income statement for each financial year;

•
That since the closing date of its last financial year, no event has occurred, in particular of a legal, financial or commercial nature likely to have a significant unfavorable effect on its activity, its net worth, its economic situation or its profitability and that was not made available of the Bank before the conclusion of these presents;

•
That there is no ongoing administrative instance, process or procedure, or to its knowledge, none which is about to take place in its opposition that would prevent or prohibit the signature or the execution of these presents or which could have a significant unfavorable effect on its activity, its assets or its financial standing;

•	That its assets are validly insured for a value at least equal to the value of reconstruction and/or of replacement by a nearby Insurance Company that is manifestly solvent;

•	That there is no fact or event likely to constitute any of the cases of current liability mentioned hereafter and agreed to;

•	That it is up to date in its payments due to its employees, the tax authorities, the social security fund and family benefits.

ARTICLE 12 - NOTIFICATIONS TO BE MADE TO THE BANK

During the entire duration of the execution of these presents, the Borrower shall:

•
Remit to the Bank, from their establishment and at the latest within a maximum of three months from the close by the Board of Directors of each financial year, certified copies, from its Regular Statutory Auditors, of its annual balance sheets, income statement as well as all applicable documents required by the law, accompanied by the auditors' reports;

•	Remit to the Bank, at the latest within three months from the close of each financial year, a copy of its income tax form certified by its management;

•
Inform the Bank within a maximum of fifteen (15) calendar days from the administrative event, of all changes of a legal nature relating to it, as well as of any event likely to decrease the economic or legal value of the guarantees which it has given or could give to the Bank, or that might seriously affect its ability to repay the Loan;

•
Inform the Bank of all projects relating to a significant change in shareholders, which might translate directly as a loss to Mr. Jean MADAR and Mr. Philippe BENACIN, of the management of the company, as defined by the meaning of the provisions set forth in Article L.233-3 of the Commercial Code;

•	Immediately inform the Bank of all acts, events or circumstances that are likely to constitute any of the cases mentioned hereafter under the Article "Compulsory Prepayment";

Exhibit 10.129.1

ARTICLE 13 - OBLIGATIONS OF THE BORROWER

As long as the Borrower remains debtor by virtue of these presents, unless there is a prior and written agreement from the Bank, the Borrower may not:

•	Dispose of, mortgage, give in pledge, lease, give in whole or in part, the value of its worth as real estate to a third party;

•
Dispose of, give as collateral security, give away by management all funds from the business and the material upon which it depends, this prohibition involves new material of the type upon which the business depends, which may be given as collateral security in the terms of the Articles L-525.1 and those following, of the New Commercial Code;

•	Contract any debts, the possible accumulated amounts of which together with its current loans, are likely to exceed its ability to repay;

•
Do anything which may depreciate the value of any goods given in pledge, if applicable, that will change their nature or their purpose nor shall they be rented out; However, in the event the Bank gives authorization to lease, the Borrower is forbidden to agree to any receipt or transfer of rental payment not due, unless dealing with prepaid rents, according to usage, by charging for the last three or six months of possession;

•	Observe the financial ratios as defined in the article “Financial Ratios”; under penalty of the application of the provisions of the Article “Compulsory Prepayment”.

ARTICLE 14 - COMPLEMENTARY OBLIGATIONS OF THE BORROWER

In the same way, during the entire time of the implementation of these presents, the Borrower shall be required to inform the Bank prior to any transfer, whether it be in part or in whole, of any stock for an amount above €20,000,000.00 (twenty million euros), except within the framework of its usual current management style and to the exclusion of operations concluded with companies which are under its control, within the meaning of the Article L.233-3 of the Commercial Code (old Article 355-1 of the law dated July 24, 1966).

ARTICLE 15 - FINANCIAL RATIOS

On each date in which the annual financial statements are published during the term of the Loan (Total), the Borrower commits and guarantees to:

•	That the ratio of its Consolidated Financial Debt on the Joint Net Capital (Consolidated) Report must remain at or below 1;

•	That the ratio of its Consolidated Financial Debt on the Consolidated Ability to Self-Finance Report must remain at or below 3;

Definition of Terms:

•
"Ability to Self-Finance": means the sum of the following items: RESULT (line HN of the fiscal year income statement of the) + REGULATED PROVISIONS (TS - TT table 7 of the tax return form) + DEPRECIATION ALLOWANCE (line GA of the fiscal year income statement)  + 70% of RENT/LEASE payments made during the fiscal year (line HP + HQ of the income statement) ;

Exhibit 10.129.1

•
"Financial Debt (Consolidated)": shall be equal to the sum of the repayable advances, of loans and sundry debts plus pledges from the Balance Sheet related to leasing and released securities, as defined in the final Balance Sheet (Consolidated) of the Financial year certified by Client for the close of the financial year on 12/31/2005;

•
"Joint Net Capital (Consolidated)": equal to the sum of the Client's capital, premiums (of issuance, amalgamation or contribution), of reserves (legal, statutory, regulated, conventional or other), fluctuations in exchange rates, minority interest/shares and the income statement from the financial year, defined in the as defined in the Client's Balance Sheet (Consolidated) certified by the client from the close of the financial year on 12/31/2005;

Accounting Principles

The annual accounts of the Borrower are and will be prepared according to generally accepted accounting principles in France and, subject to any counter indication appearing therein, according to the consistency principle in presentation and evaluation.

The Borrower shall inform the Bank of any change in the accounting principles used in the preparation of their accounts.

ARTICLE 16 - PARI PASSU CLAUSE

The Borrower shall commit:

•
To not grant any securities, guarantees or charges to third parties guaranteed by an asset, on the chart of accounts, without making the Bank pari passu in equal rank. Nevertheless, the present clause is not applicable for guarantees or securities that the Borrower grants to cover financing in the acquisition of an asset thenceforth they shall act exclusively on the asset in question and only guarantee the financing of said asset;

•
To immediately notify the Bank in writing, of all commitments “to do” or “to refrain from”, entering into or having entered into a contract with any Credit Institution and whose non-fulfillment or violation might result as a consequence in a lapse in the compulsory repayment of the obligation of the Loan for which this commitment has been entered into, and would be beneficial to the Bank, in the event where the commitment that had been entered into, that is to say, the same commitment (which had not already have been collected under these presents), that is to say, rights or satisfactory equivalent advantages;

•
To immediately notify the Bank and in writing, of the execution by any creditor, in particular, any Financial or Credit Institution, any revocation in terms or all cases of Compulsory Prepayment relating to any Loan, credit, or any other financial assistance, granted to the Client since this action would have as a consequence calling into question any commitment of the Borrower under these presents.

ARTICLE 17 - EARLY REPAYMENT

The Borrower may, at any time, repay this Loan early, in full or in part, by making an early partial repayment that must be at least in an amount equivalent to ten percent of the initial amount of the Loan unless it is not the balance, and subject to a one month advance notice by registered letter with return receipt to the Agency of the Bank where the Loan is entered.

Exhibit 10.129.1

The amount received by the Bank will be recorded on the effective date of the repayment before the due date, which will be the difference between:

•
First, the current value, calculated at the reinvestment rate defined below, of the amount of the repayment terms (capital and interests) which would have produced the early prepayment capital on the basis of the initial fixed nominal rate over the term period remaining;

•	And, secondly, the amount of capital repaid early.

By mutual agreement, this sum will be determined in accordance with the formula of calculation and the definition of the reinvestment rate which appears as an Appendix I.

A minimum payment amount is fixed at €350.55: specifically, this minimum amount will be applied if in fact the current value (above defined) is lower than the amount of the capital repaid in advance.

All advance payment shall have a definitive nature and may not be presented in order to give place to new uses. Moreover, any partial advance repayment shall be credited to the installment due on the most distant date of payment.

ARTICLE 18 - COMPULSORY PRE-PAYMENT

The total amount due to the Bank in principal, interest, fees and incidentals under this Contract shall become immediately due and payable, and no new use may be required of the Bank, in the event of bankruptcy, suspension of operation or activity by the Borrower, as in all cases of advance pre-payment authorized by law.

Also, no other use could then be demanded from the Bank and/or the Bank may render the Loan due an payable fifteen days in advance after notification to the Borrower through registered letter with return receipt requested, with no other legal formality being necessary, in any of the following cases:

•	In the case of non-payment on the due date of any amount that has become due and payable;

•
In the case of seriously reprehensible behavior by the Borrower, as in the case where its situation would prove irremediably compromised in the sense of article L.313-12 of the Monetary and Financial Code;

•
In the event that any of the declarations made by the Borrower under the terms of these presents or in any written affidavit made by a representative of the Borrower as required by these presents, are revealed to have been inaccurate at the moment when it was made or reiterated, or ceases to be accurate at an important point, thenceforth that declaration has constituted, at the moment of the conclusion of these presents, a factor that would have caused the Bank to not grant the Loan;

•	In the event of a merger, split, friendly liquidation or dissolution of the Borrower;

•	In the event of cessation of the Borrower’s enterprise within the framework of an amiable or collective procedure;

Exhibit 10.129.1

•
In the event of any change in the legal arrangement of the Borrower or of his Corporation, or transfer of its registered office out of Metropolitan France, if this transformation involves a substantial reduction in the responsibility of its management;

•
In the event that interest and commissions on the Loan become liable to taxation or to any tax which they are not currently liable for, unless the Borrower discharges this fiscal burden, so that the Bank headquarters will not be held responsible for this expense;

•
In the absence of payment by the Borrower of an important sum that is not disputed by the Borrower, and in particular its contributions, taxes, social security and other corporate obligations and which would be likely to generate obviously detrimental consequences on their ability to repay the loan in a timely fashion;

•
In the event of any significant change in the nature, ability or of the net worth of the Borrower, such as changes in the legal, financial, industrial or commercial structure, if that change is likely to seriously affect the Borrower’s ability to repay the Loan;

•
In the event that the Borrower infringes, falsely declares, or does not fulfill any other obligation which is incumbent upon the Borrower in the terms of this instrument, that all guarantee instruments or any that may exist in the future, that would be the continuation or consequence, such as in the event of non-fulfillment by the Borrower of all obligations that may compromise the legal validity or financial value of any security deposit or guarantee constituted under the terms of these presents or by a separate instrument.

The amounts that in this way become due and payable as well as all unpaid amounts upon their normal due or prepayment date and all fees and outlays that may be advanced by the Bank on the occasion of this Loan shall be interest bearing in accordance with the calculations on the rate of the Loan then applicable increased by 3 percent per year.

This stipulation shall not prevent the liability from occurring, and, consequently, shall be deducted by agreement at the time of settlement. Interest shall be capitalized, if due for an entire year, in accordance with article 1154 of the Civil Code.

ARTICLE 19 - COMMUNICATION

Any notification, communication, or request having to be made pursuant the these presents must be made by mail.

Under certain circumstances, and upon express request of the Borrower, the Bank may accept communications or requests made by telephone, telex or telefax provided that they are confirmed by mail.

All communication or request having to be made and any document having to be delivered by one of the parties to the other pursuant to these presents, will be made and delivered:

•	As concerns the Borrower: INTER PARFUMS Company

Address: 4 Rond Point des Champs Elysées Paris 8th District
Attention: Financial & Legal Department Head
Telephone: 01.53.77.00.00
Telefax/Fax: 01.40.74.08.42

•	As concerns the Bank: BNP PARIBAS

Agency: HAUSSMANN ELYSEES BUSINESS CENTER
Address: 73 boulevard Haussmann, Paris 8th District
Attention: Chargé d'Affaires
Telephone: 01.44.57.02.83
Telefax/Fax: 01.44.94.73.09

Exhibit 10.129.1

ARTICLE 20 - CONFIDENTIALITY

The Bank and the Borrower commit to exchange all documents before or after the conclusion of these presents, as well as all information that they may have knowledge of or access to the preparation or execution of the Loan, which will be treated with the utmost confidence. The Bank and the Borrower commit to be watchful of the commitment they have to their personnel.

All information (subject to the ability of the parties to substantiate) shall not be regarded as confidential, that it is freely available regarding a preliminary public disclosure, and will not be considered a violation of this Contract, or although it was known before this Contract enters into effect, or which was received from a third party in a licit way, with no restriction nor violation of this Contract.

The confidentiality agreement stipulated in this Article shall remain in force after repayment of the Loan and until the day when the information falls within public domain or when communicated by third parties without incurring fault.

ARTICLE 21 - OTHER EXPENSES AND RIGHTS BORNE BY THE BORROWER

The Borrower shall be responsible for all fees, rights, taxes (registration fees …) and honorariums relative to this instrument as well as making all guarantees, if any, and there renewal, and for the annual guarantees, if any, and in a general manner, all which may be ancillary to this instrument, or that will follow or will be consequential to same, and including all advances for fees related to preserving the guarantees given, as well as remunerations and fees likely to be due because of changes that may be made to these presents.

Moreover, all rights or taxes if any kind, present and forthcoming, on interest or principal of amounts for which the Borrower might be due, will be the Borrower’s responsibility and including debts for which Bank would legally be obligated to pay.

ARTICLE 22 - APPLICATION OF PAYMENTS

By express agreement, it is approved and accepted by the Borrower that any partial payment be applied in priority to fees and incidentals, then to compensations, then to post maturity interest, then to commissions, then to interest stipulated by the contract, and finally on the principal.

ARTICLE 23 - GUARANTEES - RENEWAL

The guarantees granted shall not be prejudicial in any way to the rights and actions of the Bank and they will not affect nor may they effect in any manner the nature of the scope of all commitments and all real property or personal guarantees that have been or could be furnished or contracted for by the Borrower, or by any third parties, unless they are added to it.

Exhibit 10.129.1

ARTICLE 24 - CESSION - TRANSFER OF RIGHTS

The Borrower may not yield or transfer any right or obligation resulting from these presents without the Bank's prior written agreement.

ARTICLE 25 - EXERCISE OF RIGHTS - WAIVER

All rights conferred to the Bank or to the Borrower, by these presents or any other document delivered in execution or at the time of these presents, such as the rights granted by law, will be cumulative and will be executable at all times.

The fact that the Bank or the Borrower does not exercise a right, or delays exercising it, can never be regarded as a renunciation of this right, and the exercise of only one right or its partial exercise will not prevent the Bank or the Borrower from exercising it again or in the future or to exercise all other rights.

ARTICLE 26 - INFORMATION SYSTEMS AND FREEDOM - AUTHORIZATION OF COMMUNICATION OF INFORMATION

The personal information collected through this instrument will be used for internal administrative requirements or to satisfy legal and regulatory obligations. The information may be divulged due to rights of access and correction within the scope and conditions of Law No. 78-17, dated January 6, 1978, relative to data processing, dealing with Data and Freedom, by mail addressed to BNP PARIBAS, CFFRCA 1, 75540 Paris Cedex 09. The responsible party for data processing is BNP PARIBAS.

The Borrower as well as the Guarantor, if applicable, expressly authorize the Bank, throughout the duration in effect of these presents, to communicate information which concerns them:

•	To the subcontractors who would carry out on behalf of the Bank certain material tasks and technical tasks related to these presents (a list of subcontractors is available at the address above);

•
To the mutual guarantor companies or organizations for financial guarantees or recovery companies charged with carrying out the recovery of debt on behalf of the Bank involving the object of these presents (lists of mutual guarantor companies or organizations for financial guarantees or recovery companies are available at the address above);

•
To any sub-participating credit institution as are refinancing organizations which might intervene in this operation, as to their direct representatives to which these organizations might be likely to have recourse, in particular for follow-up and cashing out of the debt which is the object of these presents.

Lastly, any false or irregular declaration might be the specific object dealt with for the intention of preventing fraud.

Exhibit 10.129.1

ARTICLE 27 - APPENDIX(CES)

The following document(s) is(are) attached which make up an integral part of this loan contract:

APPENDIX I - Formula for determining the payment due to the Bank in the event of Advanced Payment of the Loan.

ARTICLE 28 - ELECTION OF DOMICILE

For the execution of these presents and their suites, domicile is hereby elected:

•	For the Bank - HAUSSMANN ELYSEES ENTREPRISES BUSINESS CENTER, with address in the 8th District of Paris, 73 Haussmann Boulevard;

•	by the Borrower, in his registered office indicated below.

Jurisdiction is expressly attributed to the Tribunals within the jurisdiction of the Bank Agency mentioned at the top of these presents and by default to the Courts of Paris, for all the authorities and procedures and this, even in the event of plurality of authorities or parties, or even for a call for the guarantee.

Created and recorded in (- Place of signature of the instrument (City) PARIS -), 12/03/06 in two copies.

This contract is established upon 12 pages
Approved:
Invalid marked out words:
Invalid marked out lines:
Sent:
Supplemental text:
Initials:

Signatures

BNP PARIBAS  Dominique AUGUSCIK BORROWER  Didier Sauvage

Signature(s) verified by

Exhibit 10.129.1

APPENDIX I

The formula for the installment payment for advance repayment is calculated as follows in all cases when the repayment is in advance of the payment date:

Amount (CFp / (1+ TR)Dp) - RA

(p = 1 to n)

If payment is not made on the payment date, the result of the above formula will be cause the rising receivable interest to be adjusted downward between the last payment date and the payment made in advance of the payment date.

n=number of periods corresponding to the incoming payments between the advance payment date and the contractual payment date for the loan.

CFp = incoming capital and residual interest initially set for the amortized loan, associated with advance payment, to the p period.

Dp = previous length of time between the advance repayment and the incoming CFp payment date.

RA = remaining capital due on the advance payment date if dealing with an advance total repayment, or the amount repaid in advance if dealing with a partial advance payment.

TR: reinvestment rate = State actuarial rate the duration of which is closer and shorter than the duration of the average residual life of the loan.

State is understood to be the BTAN for the length of the average residual life that is shorter than 5 years, and the OAT that are higher or equal to 5 years.

The rate is that established by the Deposit and Consignment Office (official receiver) (REUTER pages: CDCOAT1, CDCOAT2, CDCBTAN, or any other page that may be substituted here). The value of the rate shall be that known on the tenth day opened before the effective date of the advance payment.

The duration of the average residual life corresponds to the incoming amount of residual capital associated with the advance payment, balanced by the time passed between the date of advance payment before due date and the date of each incoming payment, divided by the amount of the aforesaid advance repayment:

Amount (Kp x Dp) / RA (p = 1 to n)

Kp: incoming residual capital initially set for the amortized loan, corresponding to the amount paid in advance, to the p period.

Exhibit 10.129.1

BNP PARIBAS	FEB 7, 2007

PAYMENT PLAN

AGENCY: ELYSEE HAUSSMANN ENTREPRISES
73 BOULEVARD HAUSSMANN

00819
INTER PARFUMS

75008 PARIS

Tel :08-25-33-43-35
Fax: 01-44-94-73-09

4 ROND POINT DES CHAMPS ELYSEES
75008 PARIS

Domicile
ELYSEE HAUSSMANN ENTREPRISES (00819)
ACCOUNT 30004 00819 00060737432

January 11, 2007

Purpose: Plan Estimate

CHARACTERISTICS OF THE LOAN

EQUIPMENT LOAN		AMOUNT OF LOAN	18,000,000.00	EUR	QUARTERLY AMORTIZATION

CURRENT NOMINAL RATE	4.100%	DEBT OWING	16,000,000.00	EUR	UPON MATURITY OF TERM

NATURE OF RATE	FIXED RATE	EQUIVALENT IN FRANCS (1)	118,072,260.00	FRF
		REMAINING DURATION 60 MONTHS	5

DATE	AMOUNT OF DEDUCTION	INTEREST	INSURANCE	LIABILITY AMORTIZED	AMOUNT FORWARD	REMAINING CAPITAL OWED	LIABILITY OF THE BANK
08/04/2007	999 988.32	184 500.00	0.00	815 488.32	0.00	17 164 511.68	17 184 511.68
08/07/2007	999 988.32	176 141.24	0.00	823 847.08	0.00	16 360 664.50	16 360 664.60
08/10/2007	999 988.32	167 696.81	0.00	832 291.51	0.00	15 528 373.09	15 528 373.09

ANNUAL FINANCE CHARGES IN EUROS	528,338.06
EQUIVALENT IN FRANCS (1)	3,465,670.42

DATE	AMOUNT OF DEDUCTION	INTEREST	INSURANCE	LIABILITY AMORTIZED	AMOUNT FORWARD	REMAINING CAPITAL OWED	LIABILITY OF THE BANK
08/01/2008	999,988.32	159,165.82	0.00	840,822.50	0.00	14,687,550.59	14,687,550.59
08/04/2008	999,988.32	150,547.39	0.00	849,440.03	0.00	13,838,109.66	13,836,109.66
08/07/2008	999,988.32	141,840.62	0.00	858,147.70	0.00	129,979,901.96	12,979,961.96

(1) Based on 6,55957 francs per 1 euro

BNP PARIBAS - S.A. with €1,860,934,954 in capital - Headquarters: 16 boulevard des Italiens, 75009 Paris
Registered under the No. 662 042 449 RCS Paris- E.C. ID FR76662042449 3615 BNP PARIBAS www.bnpparibas.com

Exhibit 10.129.1

BNP PARIBAS

PAYMENT PLAN

AGENCY: ELYSEE HAUSSMANN ENTREPRISES

Domicile ELYSEE HAUSSMANN ENTREPRISES (00819) ACCOUNT 30004 00819 00060737432	INTER PARFUMS

January 11, 2007

DATE	AMOUNT OF DEDUCTION	INTEREST	INSURANCE	LIABILITY AMORTIZED	AMOUNT FORWARD	REMAINING CAPITAL OWED	LIABILITY OF THE BANK
08/10/2008	999,988.32	133,044.61	0.00	886,943.71	0.00	12,113,018.25	12,113,018.25

ANNUAL FINANCE CHARGES IN EUROS	584,598.44
EQUIVALENT IN FRANCS (1)	3,834,714.39

DATE	AMOUNT OF DEDUCTION	INTEREST	INSURANCE	LIABILITY AMORTIZED	AMOUNT FORWARD	REMAINING CAPITAL OWED	LIABILITY OF THE BANK
08/01/2009	999,988.32	124,158.44	0.00	875,829.88	0.00	11,237,188.37	11,237,188.37
08/04/2009	999,988.32	115,181.18	0.00	864,007.14	0.00	10,352,381.23	10,352,381.23
08/07/2009	999,988.32	106,111.91	0.00	893,876.41	0.00	9,458,504.82	9,458,504.82
08/10/2009	999,988.32	96,949.67	0.00	903,038.65	0.00	8,555,466.17	8,555,466.17

ANNUAL FINANCE CHARGES IN EUROS	442,401.20
EQUIVALENT IN FRANCS (1)	2,901,961.64

DATE	AMOUNT OF DEDUCTION	INTEREST	INSURANCE	LIABILITY AMORTIZED	AMOUNT FORWARD	REMAINING CAPITAL OWED	LIABILITY OF THE BANK
08/01/2010	999,988.32	87,693.53	0.00	912,294.79	0.00	7,643,171.38	7,643,171.38
08/04/2010	999,988.32	78,342.51	0.00	921,645.81	0.00	6,721,525.57	6,721,525.57
08/07/2010	999,988.32	68,895.64	0.00	931,092.68	0.00	5,790,432.89	5,790,432.89
08/10/2010	999,988.32	59,351.94	0.00	940,636.38	0.00	4,849,796.51	4,849,796.51

ANNUAL FINANCE CHARGES IN EUROS	284,283.62
EQUIVALENT IN FRANCS (1)	1,930,374.01

DATE	AMOUNT OF DEDUCTION	INTEREST	INSURANCE	LIABILITY AMORTIZED	AMOUNT FORWARD	REMAINING CAPITAL OWED	LIABILITY OF THE BANK
08/01/2011	999,988.32	49,710.41	0.00	950,277.91	0.00	3,899,518.60	3,899,518.60

(1) Based on 6,55957 francs per 1 euro

BNP PARIBAS - S.A. with €1,860,934,954 in capital - Headquarters: 16 boulevard des Italiens, 75009 Paris
Registered under the No. 662 042 449 RCS Paris- E.C. ID FR76662042449 3615 BNP PARIBAS www.bnpparibas.com

Exhibit 10.129.1

BNP PARIBAS

PAYMENT PLAN

AGENCY: ELYSEE HAUSSMANN ENTREPRISES

Domicile ELYSEE HAUSSMANN ENTREPRISES (00819) ACCOUNT 30004 00819 00060737432	INTER PARFUMS

January 11, 2007

DATE	AMOUNT OF DEDUCTION	INTEREST	INSURANCE	LIABILITY AMORTIZED	AMOUNT FORWARD	REMAINING CAPITAL OWED	LIABILITY OF THE BANK
08/01/2011	999,988.32	39,970.07	0.00	960,018.25	0.00	2,939,500.35	2,939,500.35
08/04/2011	999,988.32	30,129.88	0.00	969,858.44	0.00	1,969,641.91	1,969,641.91
08/07/2011	999,988.32	20,188.83	0.00	979,799.49	0.00	989,842.42	989,842.42

ANNUAL FINANCE CHARGES IN EUROS	139,999.19
EQUIVALENT IN FRANCS (1)	918,334.49

DATE	AMOUNT OF DEDUCTION	INTEREST	INSURANCE	LIABILITY AMORTIZED	AMOUNT FORWARD	REMAINING CAPITAL OWED	LIABILITY OF THE BANK
08/01/2012	999,988.32	10,145.90	0.00	989,842.42	0.00	0.00	0.00

ANNUAL FINANCE CHARGES IN EUROS	10,145.90
EQUIVALENT IN FRANCS (1)	66,552.74

(1) Based on 6,55957 francs per 1 euro

BNP PARIBAS - S.A. with €1,860,934,954 in capital - Headquarters: 16 boulevard des Italiens, 75009 Paris
Registered under the No. 662 042 449 RCS Paris- E.C. ID FR76662042449 3615 BNP PARIBAS www.bnpparibas.com